Exhibit 10.8

Heska Corporation

2012 Management Incentive Plan

1.	The Category Percentages for the 2012 MIP are as follows:

Title	Heska MIP
Chief Executive Officer	50.0% of base pay
President	35.0% of base pay
Chief Financial Officer	35.0% of base pay
Executive Vice Presidents	35.0% of base pay
Vice Presidents	35.0% of base pay
Managing Directors	25.0% of base pay
Directors	25.0% of base pay

2.	The Plan Allocation for the 2012 MIP is as follows:

50% on overall achievement of the Financial Performance Metric (“FPM”) and 50% on Strategic Growth Initiatives (“SGI”).

3.	The Key Parameters for the 2012 MIP are as follows:

•	Pre-MIP Operating Income – 50%.

•	Strategic Growth Initiative Milestone Achievement – 50%, as defined below.

•	Growth Initiative A—Sales Productivity

•	Milestone A: Achieve a 15% year-over-year growth in revenue productivity per average direct sales headcount.

•	Growth Initiative B—New Product Introductions

•	Milestone B1: Launch a new product by end of year 2012

•	Milestone B2: Launch 2nd new product by end of year 2012

•	Milestone B3: Launch 3rd new product by end of year 2012

Growth Initiative B milestones can be achieved through a new product launch of any product discussed at the December 12, 2011 meeting of the Compensation Committee of Heska Corporation’s Board of Directors:

4.	The Payout Structure for the 2012 MIP is as follows:

•	For FPM of Pre-MIP Operating Income see the table below.

•	For SGI, achievement of milestones and Pre-MIP Operating Income of $3,579,000, see the table below. Each milestone is worth 25% of the potential MIP payout for SGI.

•	Payouts for each parameter will be calculated independent of the success or failure of the other parameter.

•	Maximum MIP Payout for Proposed 2012 MIP for the financial metric parameter is paid at $8,947,500 of Pre-MIP Operating Income and 100% achievement of the five milestones for SGI.

•	For example, 100% achievement of the SGI milestones and $3,000,000 of Pre-MIP Operating Income would pay no MIP for either category.

•	In another example, achievement of 50% of the SGI milestones and $5,368,500 of Pre-MIP Operating Income would pay MIP of $289,500 for SGI and $289,500 for FPM.

•	Any MIP payment in excess of the Maximum MIP Payout shall be at the sole and absolute discretion of the Compensation Committee.

Heska Corporation

2012 MIP Payout Table

Operating Income Pre-MIP	Operating Income Post-MIP	FPM MIP Payout %	FPM MIP Amount	SGI Payout Amount*	Total Payout Amount
3,579,000	3,000,000	0%	—	579,000	579,000
3,936,900	3,300,000	10%	57,900	579,000	636,900
4,294,800	3,600,000	20%	115,800	579,000	694,800
4,652,700	3,900,000	30%	173,700	579,000	752,700
5,010,600	4,200,000	40%	231,600	579,000	810,600
5,368,500	4,500,000	50%	289,500	579,000	868,500
5,726,400	4,800,000	60%	347,400	579,000	926,400
6,084,300	5,100,000	70%	405,300	579,000	984,300
6,442,200	5,400,000	80%	463,200	579,000	1,042,200
6,800,100	5,700,000	90%	521,100	579,000	1,100,100
7,158,000	6,000,000	100%	579,000	579,000	1,158,000
7,515,900	6,300,000	110%	636,900	579,000	1,215,900
7,873,800	6,600,000	120%	694,800	579,000	1,273,800
8,231,700	6,900,000	130%	752,700	579,000	1,331,700
8,589,600	7,200,000	140%	810,600	579,000	1,389,600
8,947,500	7,500,000	150%	868,500	579,000	1,447,500
8,947,500+	7,500,000	Capped

*	Assumes 100% achievement of milestones.